CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 651 and Amendment No. 654 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated July 30, 2026 on the financial statements and financial highlights of ARS Core Equity Portfolio ETF and ARS Focused Opportunities Strategy ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 23, 2026